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                                                                    EXHIBIT 16.1







May 24, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the paragraphs of Item 4 included in the Form 8-K dated May 24, 2002 of Exchange Applications, Inc. to be filed with the Securities Exchange Commission and are in agreement with the statements contained therein.



Very truly yours,


/s/ Arthur Andersen LLP
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Arthur Andersen LLP